SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report: January 31, 2003
                        (Date of earliest event reported)



                          PARAGON FINANCIAL CORPORATION
               (Exact name of Registrant as specified in charter)



        Delaware                        000-27437               94-322773

(State or other jurisdiction)    (Commission file number) (I.R.S. Employer
of incorporation or organization)                         Identification Number)



         5000 Sawgrass Village Circle, Ponte Vedra Beach, Florida 32082
         --------------------------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (904) 285-0000

     The following amends and restates in its entirety, Item 7(a) and (b) of Paragon Homefunding, Inc.'s Form 8-K for an event dated January 31, 2003 and filed with the Securities and Exchange Commission on February 14, 2003.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (a) Financial Statements of Business Acquired

     Audited consolidated financial statements of Mortgage Express, Inc. and subsidiary (now known as PGNF Home Lending Corp.) as of December 31, 2002 and 2001 and for the years ended December 31, 2002 and 2001.


     (b) Pro Forma Financial Information

     Unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2003 of ours which gives effect to the acquisition of Mortgage Express, Inc. as if it had occurred on January 1, 2002.

     Unaudited pro forma condensed consolidated balance sheet as of December 31, 2002 of our which give effect to the acquisition of Mortgage Express, Inc. as if it had occurred December 31, 2002.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   Paragon Financial Corporation

                                                   By: /s/ Scott L. Vining
                                                   -----------------------------
Date:  May 15, 2003                                Scott L. Vining
       --------------                              Chief Financial Officer

                          Index to Financial Statements


                                                                                          Page

Audited Financial Statements:                                                              F-1
-----------------------------
Independent Auditor's Report                                                               F-2
Consolidated Balance Sheet as of December 31, 2001 and 2002                                F-3
Consolidated Statement of Operations and Comprehensive Income for the Years
Ended December 31, 2001 and 2002                                                           F-4
Consolidated Statement of Changes in Stockholder's Equity for the Years Ended
    December 31, 2002, 2001 and 2000                                                       F-5
Consolidated Statement of Cash Flows for the Years Ended December 31, 2001 and
    2002                                                                                   F-6

Unaudited Pro Forma Statements:
-------------------------------
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year ended      PF-1
December 31, 2002
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2002           PF-4

To the Board of Directors

Mortgage Express, Inc.

                          Independent Auditors' Report

We have audited the accompanying consolidated balance sheet of Mortgage Express, Inc. and its subsidiary as of December 31, 2001 and 2002 and the related consolidated statements of income and comprehensive income, retained earnings, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Mortgage Express, Inc. and its subsidiary as of December 31, 2001 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principals generally accepted in the United States of America.


/s/ Craig Shaffer & Associates, Ltd.
    Westmont, IL
--------------------------------
Certified Public Accountants
February 7, 2003

                             Mortgage Express, Inc.
                           Consolidated Balance Sheet
                           December 31, 2001 and 2002

-------------------------------------------------------------------------------------------------------------------

Assets                                                                                2001              2002
                                                                                 ---------------   ----------------
Cash and cash equivalents                                                      $        703,769  $       1,696,735
Loans held for sale                                                                  39,819,612         25,969,133
Accounts receivable - other                                                             449,677            142,351
Interest Receivable                                                                      70,035             52,206
Prepaid expenses                                                                         90,188             92,989
Property, equipment and leasehold improvements, net                                   3,739,426            755,425
Investments                                                                             579,288            863,158
                                                                                 ---------------   ----------------

           Total Assets                                                        $     45,451,995  $      29,571,997
                                                                                 ===============   ================

Liabilities and Stockholder's Equity
Warehouse lines of credit (Note 2)                                             $     39,375,753  $      25,474,646
Notes payable (Note 4)                                                                2,863,902            293,678
Accounts payable                                                                        840,364            550,939
Accrued expenses                                                                        183,780            155,799
Accrued Hedge (Note 13)                                                                 446,401            332,508
Settlement Payable (Note 14)                                                            547,205          1,597,382
                                                                                 ---------------   ----------------
               Total liabilities                                                     44,257,405         28,404,952

Committments and contingencies (Notes 3, 7 and 9)
Minority interest (Note 8)                                                                1,033             11,274

Stockholders' Equity
   Common Stock, No Par; Authorized 10,000 Shares;
      Issued and Outstanding 200 Shares                                                 202,233            202,233
   Retained Earnings                                                                  1,117,419          1,156,548
   Accumulated Comprehensive Loss                                                      (126,095)          (203,010)
                                                                                 ---------------   ----------------
               Total Stockholder's Equity                                             1,193,557          1,155,771
                                                                                 ---------------   ----------------

                            Total Liabilities and Stockholder's Equity         $     45,451,995  $      29,571,997
                                                                                 ===============   ================


        The accompanying notes are an integral part of these statements.

                             Mortgage Express, Inc.
                      Consolidated Statement of Operations
                           and Comprehensive Income
                 For the Years ended December 31, 2001 and 2002

----------------------------------------------------------------------------------------------------------------------

                                                                                       2001                2002
                                                                                  ----------------    ----------------
Revenues
   Loan origination fees                                                        $      1,749,481   $      4,920,053
   Gain on sale of loans                                                               5,960,797          5,386,730
   Investment income                                                                       2,090            894,985
   Interest earned, net                                                                  442,677            921,643
   Rental activities                                                                           0            208,523
                                                                                  ----------------    ----------------
               Total revenues                                                          8,155,045         12,331,934

Expenses
   Salaries and related expenses                                                        3,686,017          4,927,313
   Loan production costs                                                                  839,443            873,002
   Rental activity expenses                                                                     0            554,685
   Occupancy and other office expenses                                                    783,585            566,402
   Other operating expenses                                                             2,248,673          3,681,330
                                                                                  ----------------    ----------------
               Total expenses                                                           7,557,718          10,602,732

Other expense                                                                            (230,014)             (2,300)
                                                                                  ----------------    ----------------

Net income                                                                                367,313           1,726,902
                                                                                  ----------------    ----------------
Other Comprehensive Income
   Unrealized Loss on Securities                                                          (73,557)           (189,670)
   Hedging Transaction                                                                          0             112,754
                                                                                  ----------------    ----------------
               Total other comprehensive income                                          (73,557)             (76,916)

Total Comprehensive Income                                                      $        293,756   $         1,649,986
                                                                                  ================    ================





        The accompanying notes are an integral part of these statements.

                             Mortgage Express, Inc.
            Consolidated Statement of Changes In Stockholders' Equity
               For the Year Ended December 31, 2001 and 2002

-------------------------------------------------------------------------------------------------------------------

                                                      Accumulated      Retained
                                       Common        Comprehensive     Earnings
                                        Stock           Income         (Deficit)             Total
                                    --------------   --------------  --------------      --------------

Balance, December 31, 2000        $       100,000  $      (52,538) $     1,436,849 $   $     1,484,311
                                    ==============   ==============  ==============      ==============

   Net Income or (Loss)           $             0  $             0 $       367,313 $   $       367,313
   Capital Infusion (Note 6)              102,233                0               0             102,233
   Comprehensive Income                         0         (73,557)               0             (73,557)
   Dividends                                    0                0        (686,743)           (686,743)
                                    --------------   --------------  --------------      --------------

Balance, December 31, 2001        $       202,233  $     (126,095) $     1,117,419 $   $     1,193,557
                                    ==============   ==============  ==============      ==============

   Net Income or (Loss)           $             0  $             0 $     1,726,902 $   $     1,726,902
   Comprehensive Income                         0         (76,915)               0             (76,915)
   Dividends                                    0                0      (1,687,773)         (1,687,773)
                                    --------------   --------------  --------------      --------------

Balance, December 31, 2002        $       202,233  $     (203,010) $     1,156,548 $   $     1,155,771
                                    ==============   ==============  ==============      ==============


        The accompanying notes are an integral part of these statements.

                             Mortgage Express, Inc.
                      Consolidated Statement of Cash Flows
                 For the Years ended December 31, 2001 and 2002

-------------------------------------------------------------------------------------------------------------------

                                                                                      2001              2002
                                                                                 ---------------   ----------------
Cash Flows from Operating Activities
   Net Income (loss)                                                           $        293,756  $       1,649,986
   Adjustments to reconcile Net Income (Loss) to Net Cash
   Provided by (Used in) Operating Activities:
      Depreciation and Amortization                                                     127,032            181,933
      Hedging Transaction                                                                     0            112,754
      Unrealized Loss on Securities                                                     (73,557)          (189,670)
      Change in Operating Assets and Liabilities:
         Accounts Receivable and other Current Assets                                  (205,159)           325,154
         Accounts Payable and Other Current Liabilities                               1,230,729            618,877
         Prepaid Expense                                                                 20,392             (2,801)
         Asset Disposal                                                                 229,386          2,905,520
         Mortgage Loans Originated                                                 (464,311,345)       (327,005,544)
         Mortgage Loans Sold                                                        448,243,645         340,856,023
         Bank borrowings - Net                                                       16,019,057         (13,901,107)
                                                                                 ---------------   ----------------
               Net Cash Provided by (Used in) Operating Activities             $      1,573,936  $       5,551,125

Cash Flows from Investing Activities
   Purchase of Property and Equipment                                          $      (293,555)  $        (300,162)
   Real Estate Investment                                                           (2,723,672)                 0
                                                                                 ---------------   ----------------
               Net Cash Provided by (Used in) Investing Activities             $    (3,017,227)  $        (300,162)

Cash Flows from Financing Activities
   Notes Payable                                                               $     2,076,882   $      (2,570,224)
   Dividends                                                                          (686,743)         (1,687,773)
   Common Stock                                                                        102,233                   0
   Officers Loan                                                                        22,153                   0
   Security Deposits                                                                     4,720                   0
                                                                                 ---------------   ----------------
               Net Cash Provided by (Used in) Financing Activities             $     1,519,245   $      (4,257,997)

Net Increase or (Decrease) in Cash                                             $        75,954   $       (992,966)

Cash:
   Beginning                                                                   $       627,815   $        703,769
                                                                                 ---------------   ----------------

   Ending                                                                      $       703,769   $       1,696,735
                                                                                 ===============   ================


Supplemental Disclosures of Cash Flow Information:
   Cash Payments for Interest                                                  $      2,633,745  $       1,612,107
   Income Tax                                                                                 0                  0
                                                                                 ---------------   ----------------
                                                                               $      2,633,745  $       1,612,107




        The accompanying notes are an integral part of these statements.

                             Mortgage Express, Inc.
                 Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

Note 1.  Nature of Business and Significant Accounting Policies

Nature of Business: Mortgage Express, Inc. ("the Company") is a licensed mortgage banker incorporated under the laws of the State of Illinois. The Company's principal business activity is arranging first mortgages between financial institutions and individuals in the Midwest Region.

Significant accounting policies are as follows:

Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents: For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less on their acquisition date to be cash equivalents.

Accounts Receivable: This account represents fees on loans which closed but for which the Company has not received the loan origination fees due from the lender. Fees typically are received within 30 to 60 days.

Loans Held for Sale: Loans held for sale consist of loans made to individuals that are primarily collateralized by residential one to four unit family dwellings are carried at the lower of aggregate cost or market. Mortgage loans are recorded at the principal amount outstanding net of deferred origination costs and fees and any premiums or discounts. Mortgage loans held for sale are carried at the lower of cost or market, which is computed by the aggregate method (unrealized losses are offset by unrealized gains). Market value is based on quoted market prices.

Property, Equipment, and Leasehold improvements: Furniture, equipment and software are carried at cost. Depreciation and amortization is computed using the straight-line and accelerated methods over the estimated useful lives of the assets.

Revenues: The Company's revenues consist of loan origination fees and costs charged directly to borrowers on brokered loans as well as gains and losses from the sales of loans to investors. On loans held for sale, loan origination fees, discount points and certain direct origination costs are initially recorded as an adjustment of the cost of the loan and reflected in earnings when the loan is sold or amortized to interest income using the interest method for loans held for investment.

Income Taxes: The Company with the consent of its stockholders, has elected to be taxed under sections of the federal and state income tax laws which provide that, in lieu of corporation income taxes, the stockholders separately account for their pro rata shares of the Company's items of income, deduction, losses and credits. Therefore, these statements do not include any provision for corporation income taxes, except for certain state corporation income taxes, which are included in operating expenses.

Investment Income: Included in investment income is dividend and capital gain which included the gain on the sale of real estate in 2002 in the amount of $887,338.

Interest earned net: Included in the amount is the combination of interest earned and interest expense:

        Interest earned         $ 2,567,906            $ 2,272,108
        Interest expense        $(2,125,229)            (1,350,467)
                                 ----------             ----------
               Total:           $   442,677            $   921,641

Investments: The Company recorded investments at the lower of cost or market. Realized gains and losses are reported in income for the current period and unrealized gains and losses are reported in comprehensive income.

                             Mortgage Express, Inc.
                   Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

Note 2.  Warehouse Line of Credit

The Company has mortgage warehouse credit facilities aggregating $47.5 million with commercial banks as of December 31, 2002. These credit facilities are used to fund mortgage loans and is collateralized by mortgage loans. The Company is not required to maintain compensating balances.

Amounts   outstanding  under  the  various  credit  facilities  consist  of  the following:

                                          December 31, 2001    December 31, 2002
                                          -----------------    -----------------

$7.5 million mortgage warehouse credit         $  3,411,726          $         0
facility at a commercial bank;
interest at Prime plus 1%
This line will expire on 01/24/03.


$15 million mortgage warehouse credit          $  8,579,296          $10,053,556
facility at a commercial bank;
interest at Prime plus 1.5%
This line will expire on 07/31/03.


$25 million mortgage warehouse credit          $27,384,731           $15,421,090
facility at a commercial bank;
interest at Libor plus 2.25%
This line will expire on 04/15/03.
--------------------------------------------------------------------------------

                                    Total:     $39,375,753           $25,474,646
                                                ==========            ==========


Note 3.  Lease Commitments

The Company leases office space in Chicago, Villa Park, and Westmont, Illinois. The Chicago and Villa Park leases are month to month, and Westmont is a long term fixed operating lease.

                Future Commitments for Years ending December 31:

                                2003     $   389,712
                                2004         392,757
                                2005         409,895
                                2006         421,512
                                2007         434,157
                                           ---------
                                          $2,048,033
                                           =========

                             Mortgage Express, Inc.
                   Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

Note 4.  Bank Financing

The Company has a credit facility at a commercial bank for working capital purposes. The interest rate is 4.75% and requires monthly payments of interest and principal of $5,050 per month. This note is a balloon note and is due June 30, 2003. The Company has also financed equipment with a loan in the amount of $152,875 over a 36-month period requiring monthly payments of $4,247. There is no interest being charged on this note the effect of imputing interest was not material.

                       Future Commitments for December 31

                                2003     $196,952
                                2004       50,958
                                2005       46,712
                                         --------
                                         $294,622
                                         ========

Note 5.  Investments

The Company is holding various mortgage notes and various equity investments.

                             2001                                2002
                             ----                                ----

                      Cost        Market Value             Cost     Market Value
                      ----        ------------             ----     ------------

Mortgage Notes     $  76,838        $   76,838        $  182,732      $ 182,732
Equities             628,544           628,544           996,328        996,328
Market Valuation           0          (126,094)                0       (315,907)
                     -------          --------         ---------       ---------

                   $ 705,382        $  579,288        $1,179,060      $ 863,158
                     =======           =======         =========        =======

The mortgage notes are recorded at cost and equities at the lower of cost or market.


Note 6.  Capital Infusion

During 2001, the Company acquired a 99% interest in an LLC for stock. This required the Company to report its operations on a consolidated basis using the purchase method.

The Company was also leasing space in this real estate. During the period ending December 31, 2002, the underlying real estate was sold and, in January of 2003, the LLC was distributed to its shareholder. As part of the consolidation, rent expense in the amount of $360,000 of Mortgage Express, Inc. was eliminated.

                             Mortgage Express, Inc.
                   Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

Note 7.  Off-Balance-Sheet Risk and Concentration of Credit Risk

The Company enters into commitments to extend credit in the normal course of business. These commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Residential one to four unit family dwellings, if funded, would collateralized the commitments. The Company evaluates each customer's creditworthiness and obtains appraisals to support the value of the underlying collateral. There were no commitments to extend credit as of December 31, 2001 or December 31, 2002.

Through the Company's various correspondent agreements with financial institutions, the Company may be required to repurchase mortgage loans sold to the financial institution if significant defects in the loan documentation are subsequently discovered by the financial institution or if the borrower defaults on the first payment.

Financial instruments that potentially subject the Company to credit risk include cash balances at various banks, which exceeded the related federal deposit insurance by $ 746,342 at December 31, 2001 and $1,990,057 at December 31, 2002.

Note 8.   Retirement Plan

The Company has a retirement plan under Section 401K of the Internal Revenue Code that is for all eligible employees. The plan is funded with employee contributions and the Company recognized no cost during the period.

Note 9.   Litigation

The Company is a party to routine pending or threatened legal proceedings and arbitrations. Based upon information presently available, and in light of legal and other defenses available to the Company, management believes that any liability from any threatened or pending litigation will not have a material impact on the Company's financial statement.

                             Mortgage Express, Inc.
                   Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

Note 10.    Deferred Compensation

The Company has a non-qualified deferred compensation plan for a former shareholder. This plan is non-funded and has the following future commitment:

                            Year ending December 31:

                                2003     $168,600
                                2004      168,600
                                2005      154,550
                                          -------
                                         $491,750
                                         ========

Note 11.   Subsequent Event

On January 31, 2003, the Company completed a plan of merger with Paragon Financial Corporation. Under the plan, Paragon Homefunding, Inc., a wholly owned subsidiary of Paragon Financial Corporation, merged with the Company. Upon completion of the merger, Mortgage Express became a wholly owned subsidiary of Paragon Financial Corporation, and Paragon Homefunding, Inc. ceased to exist. The Company continues to exist as a corporation created under the laws of the state of Illinois.

Note 12.   Hedge Agreement

As part of the consolidation process, at December 31, 2001, the subsidiary had recorded on its books a hedge liability in the amount of $445,262. In December 2002, the Company entered into a novation agreement related to a derivative product transaction with a commercial bank and 801 Cass, LLC. The agreement requires the monthly payment of an amount based on the difference between the interest of the base agreement and Libor. Beginning in 2003, instead of 801 Cass, LLC paying the hedge amount in full at the time of the sale of the building, the Company agreed to make the payments for the benefit of the shareholders of both the LLC and the Company. The Company has accrued the liability associated with the hedge transaction and an amount in other comprehensive income totaling $322,508 with the balance flowing through comprehensive income at December 31, 2002.

Note 13.  Settlement Payable

During the current period, the Company entered into an agreement to repay recaptured premium and loans over time and is being paid with interest at 3.25% charged as follows:

Future Commitments for Years ending December 31:

                                2003     $   427,382
                                2004         540,000
                                2005         540,000
                                2006          90,000
                                          ----------
                                         $ 1,597,382
                                         ===========

                             Mortgage Express, Inc.
                   Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

Note 14.  Restatement

In connection with the audit of its financial statements as of and for the year ended December 31, 2001 and 2002, the Company discovered certain errors in previously reported period during the prior two fiscal years. These errors, some of which overstated expenses and some of which understated expenses, arose from the misapplication of Statement of Financial Accounting Standards 91: Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases an amendment of FASB Statements No. 13, 60, and 65 and a rescission of FASB Statement No. 17 to certain mortgage loans originated by the Company.

The costs and expenses  understated  (overstated):

                                           2001                  2002
                                           ----                  ----
        Gain on sale of Loans           $(320,770)              $113,275
        Loan Production Costs             347,171               (117,061)
        Hedging Transaction                     0                112,754
                                        ---------                --------
                Total                   $  26,401               $108,968
                                         ========                =======

In addition to the above, the Company also consolidated with its subsidiary when it determined that control was not temporary.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2002

     The following  unaudited  pro forma  condensed  consolidated  statements of operations for the year ended December 31, 2002 is presented for informational purposes only and is not necessarily indicative of actual results that would have been achieved had the transaction been consummated at the beginning of, or for, the periods indicated. This pro forma condensed consolidated statement of operations does not purport to indicate results of operations as of any future period. The pro forma condensed consolidated statement of operations for the year ended December 31, 2002 reflect only anticipated cost savings directly attributable to the acquisition of Mortgage Express, Inc. which we believe would have resulted had the acquisition occurred on January 1, 2002. The unaudited pro forma condensed consolidated statement of operations should be read in conjunction with our Financial Statements and the related notes thereto filed with our Form 10-K for the year ended December 31, 2002, and the Financial Statements of Mortgage Express, Inc. included herein.

                          PARAGON FINANCIAL CORPORATION
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                      For the Year Ended December 31, 2002


                                                    (Amounts in Thousands except
                                                     per share amounts)

                                                Histrocial           Mortgage           Pro Forma
                                                 Paragon             Express           Adjustments               Pro Forma
                                             -----------------   -----------------  ------------------        -----------------
                                                                       (1)
Revenues
   Loan origination fees                               $    -           $   4,920             $     -                $   4,920
   Gain on sale of loans                                                    5,387                                        5,387
   Investment income                                                          895                                          895
   Interest earned, net                                    (5)                922                                          917
   Rental Activities                                                          209                                          209
                                             -----------------   -----------------  ------------------        -----------------
       Total revenues                                $     (5)          $  12,333             $     -                $  12,328

Operating expenses
   Non-Cash stock based compensation                    1,251                                       -                    1,251
   Salaries and related expenses                          517               4,927                                        5,444
   Rental activity expenses                                                   555                                          555
   Other loan costs                                                           873                                          873
   Occupancy and other office expenses                                        566                                          566
   Other operating expenses                               574               3,681                                        4,255
                                             -----------------   -----------------  ------------------        -----------------
       Total operating expenses                         2,342              10,602                   0                   12,944

Other expense (income)                                                          2                                            2
                                             -----------------   -----------------  ------------------        -----------------

Net (loss) income                                   $  (2,347)          $   1,729             $     -                $    (618)
                                             =================   =================  ==================        =================
Basic and diluted loss per share                    $   (0.04)                                                       $   (0.01)

Weighted average shares outstanding-
   basic and diluted                                   54,407              52,330(2)                                   106,737
                                             =================   =================                            =================


NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS


     (1) Mortgage Express's results of operations are presented for the year ended December 31, 2002.

     (2) Reflects the issuance of 52,329,735 shares of our $0.0001 par value per share of common stock valued at approximately $6.4 million, or $0.122 per share, as part of the consideration for the acquisition of Mortgage Express.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 2002

The following unaudited pro forma condensed consolidated balance sheet as of December 31, 2002 is presented for informational purposes only and is not necessarily indicative of our financial position had the acquisition of Mortgage Express been consummated on December 31, 2002. This pro forma condensed balance sheet does not purport to indicate our financial position as of any future period. The pro forma condensed consolidated balance sheet as of December 31, 2002 reflects those adjustments directly attributable to the acquisition of Mortgage Express that we believe would have resulted had the acquisition occurred on December 31, 2002. This unaudited pro forma condensed balance sheet should be read in conjunction with our financial statements and the related notes thereto filed with our Form 10-K for the year ended December 31, 2002, and the financial statements of Mortgage Express included herein.

                          PARAGON FINANCIAL CORPORATION
         Unaudited Pro forma Condensed Consolidated Balance Sheet as of
                                    12/31/02
                             (Amounts in Thousands)

                                                            Histrocial       Mortgage       Pro Forma
                                                             Paragon         Express       Adjustments               Pro Forma
                                                           -------------   -------------  ---------------           -------------
                                                                               (1)
ASSETS

Cash and cash equivalents                                       $    91         $ 1,697                                  $ 1,788
Accounts Receivable - Other                                                         194                                      194
Mortgage loans held for sale                                                     25,969             (792)(3)              26,761
Prepaid Expenses                                                     31              93                                      124
Notes and Mortgages                                                                 863                                      863
Property, equipment and leasehold improvements, net                   1             756              253 (3)               1,010
Goodwill                                                                                           6,026 (4)               6,026
Other assets                                                         83               0              (48)(8)                  35
                                                           -------------   -------------  ---------------           -------------


TOTAL ASSETS                                                    $   206        $ 29,572        $   7,023                $ 36,801
                                                           =============   =============  ===============           =============

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
Warehouse lines of credit                                        $    -       $  25,475                                $  25,475
Convertible debentures payable                                       34                                                       34
Notes payable                                                                       294                                      294
Accounts payable                                                    177             551                                      728
Accrued expenses                                                    204             156               12 (8)                 372
Accrued Hedge                                                                       332                                      332
Related party payable                                               659               0            1,800 (7)               2,459
Settlement payable                                                                1,597                                    1,597
                                                           -------------   -------------  ---------------           -------------
   Total liabilities                                              1,074          28,405            1,812                  31,291
                                                           -------------   -------------  ---------------           -------------

Minority interest                                                                    11                                       11

STOCKHOLDERS' EQUITY:
 Preferred stock                                                      0                                                        0
 Common stock
  issued and outstanding 200 Shares                                   6             202            (197) (2) (5)              11
 Additional paid-in capital                                       1,693                            6,362 (6)               8,055
 Accumulated deficit                                             (2,567)          1,157           (1,157)(2)              (2,567)
 Accumulated comprehensive income                                                  (203)             203 (2)                   0
                                                                                                                               0
                                                           -------------   -------------  ---------------           -------------
    Total stockholders' equity                                    (868)           1,156            5,211                   5,499
                                                           -------------   -------------  ---------------           -------------


TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY                                       $   206        $ 29,572        $   7,023                $ 36,801
                                                           =============   =============  ===============           =============

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                           CONSOLIDATED BALANCE SHEET

(1)  Mortgage Express' balance sheet as of December 31, 2002.

(2) Reflects the elimination of Mortgage Express' historical stockholder's equity.

(3) Reflects step-up to fair market value of certain of the assets acquired as part of the mortgage express acquisition.

(4) Reflects allocation and distribution of the excess of purchase price over the fair value of the net assets acquired of approximately $6.0 million and step-up to fair value of Mortgage Express's loans held for sale and property and equipment, net.

(5) Reflects the issuance of 52,329,735 shares of our common stock with $0.0001 par value at $0.122 per share for the acquisition of Mortgage Express.

(6) Represents additional paid in capital associated with the issuance of 52,329,735 shares of our common stock at an assumed price of $0.122 per share issued as consideration of the Mortgage Express acquisition.

(7) Reflects the issuance of a promissory note in the amount of $1,800,000, subject to adjustment, to an entity wholly owned by the sole owner of Mortgage Express. The promissory note accrues interest at 4.92% and is payable on July 31, 2004. Paragon's payment obligations under the promissory note are secured by a security interest in the Mortgage Express shares of common stock owned by Paragon. On March 26, 2003, this note was converted into Series E Preferred Stock with an equivalent face value and a 4% stated dividend. This series of preferred stock is non-redeemable and non-voting.

(8) Reflects the accrual of $60,000 in estimated deal costs associaetd with the acquisition of Mortgage Express, net of the $48,000 paid or accrued by Paragon at December 31, 2002.